Exhibit 10.54

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

DATED 19th October 2006

ISIS INNOVATION LIMITED

and

SEQUENOM Inc

AMENDMENT AGREEMENT

THIS AGREEMENT dated 19th October 2006 is made BETWEEN:

(1)	ISIS INNOVATION LIMITED (Company No. 2199542) whose registered office is at University Offices, Wellington Square, Oxford OX1 2JD, England (the “Licensor”);

and

(2)	SEQUENOM INC., a Delaware Corporation, whose principal place of business is at 3595 John Hopkins Court, San Diego, CA 92121-1331, USA (the “Licensee”).

BACKGROUND

(A)	The parties entered into a Licence of Technology on 14th October 2005 in respect of certain patent applications (“the Licence”);

(B)	The parties have agreed to amend the Licence in accordance with the terms and conditions of this Agreement.

AGREEMENT

1.	Unless otherwise stated, words in this Agreement will have the same meaning as they are given in the Licence.

2.	In consideration of the payment by the Licensee to Isis of [***] within [***] business days of execution of this Agreement, Isis has agreed to amend the Licence as detailed in this Agreement.

AMENDMENTS

3.	The parties agree that, with effect from the date of this Agreement, existing clause 2.4 of the Licence is deleted and replaced with the following:

2.4	The Licensee may grant sub-licences provided that:

2.4.1	the sub-licensee has obligations at least as restrictive as those set forth herein to the Licensee as the Licensee has to the Licensor under this agreement, except where it is not legally possible to include such obligations in the sub-licence, and excluding any economic term, which shall be freely negotiated between the Licensee and sub-licensee; and

2.4.2	immediately following the grant of each sub-licence, the Licensee notifies the Licensor in writing of the name and address of the sub-licensee, the technology sub-licensed, the intended field and/or applications sub-licensed and the duration of the sub-licence; and

2.4.3	the Licensor’s prior written consent (such consent not to be unreasonably withheld) shall be required for:

2.4.3.1	the grant of any sub-licence of any of the Licensed Technology by the Licensee [***]; or

2.4.3.2	the grant of any sub-licence of any of the Licensed Technology by the Licensee for use in [***].

4.	The parties agree that, with effect from the date of this Agreement, existing clause 6.2 of the Licence is deleted and replaced with the following:

6.2	Subject to the provisions of this clause 6.2, the Licensee has the first right (but is not obliged) to take legal action at its own cost against any misappropriation or infringement of any rights included in the Licensed Technology provided that:

6.2.1	The Licensee must discuss any proposed legal action with the Licensor prior to the legal action being commenced.

6.2.2	The Licensee shall not commence legal action against a third party performing [***], without obtaining the Licensor’s prior written consent. The Licensor’s consent shall not be unreasonably withheld.

***CONFIDENTIAL TREATMENT REQUESTED

6.2.3	The Licensee shall provide the Licensor with [***] information [***]. [***]:

[***]

6.2.4	The Licensee shall not be required to provide any information under clause 6.2.3 where the Licensee can demonstrate that the provision of that information to the Licensor would waive any applicable attorney-client privilege or immunity under attorney work product doctrine.

5.	The parties agree that, with effect from the date of this Agreement, existing clause 6.3.2 of the Licence is deleted and replaced with the following:

6.3.2	treat any award of damages (including, without limitation, punitive damages) or any other payment made in settlement of any legal action as Net Sales for the purposes of clause 8, however the Licensee shall be entitled to deduct from such award of damages or settlement payment, all costs and expenses incurred by the Licensee in such legal action; and

6.	The parties agree that, with effect from the date of this Agreement, existing clause 11.4 of the Licence is deleted and replaced with the following:

11.4	In the event that the Licensee fails to achieve:

11.4.1	any of Milestones A, B, C or E as detailed in Schedule 2 of this agreement within the first [***] Licence Years;

11.4.2	Milestone D within the first [***] Licence Years;

11.4.3	Milestone G within the first [***] Licence Years following the date of the Amendment Agreement,

the Licensor [***], in respect only of the particular indications for which the Milestones have not been achieved, convert this Licence into a non-exclusive licence for the relevant indications. If the Licensor [***], the Licensor will, within [***] of the expiration of the milestone period, notify the Licensee in writing of the effective date of the conversion and the remaining terms and conditions of this Licence shall continue to apply unchanged to the relevant indication.

7.	The parties agree that, with effect from the date of this Agreement, Schedule 1 of the Licence is amended to include the following:

Amendment Agreement means the agreement between the parties dated 19th October 2006 amending the terms of this agreement.

***CONFIDENTIAL TREATMENT REQUESTED

8.	The parties agree that, with effect from the date of this Agreement, the definitions of “Field” and “Territory” in Schedule 2 of the Licence are deleted and replaced with the following:

Territory (clause 2.1):

USA, Canada and Europe (except for Rhesus D blood typing using real time PCR in Europe). “Europe” in this agreement means Austria, Belgium, Denmark, Finland, France, Germany, Great Britain, Ireland, Italy, Luxemburg, Monaco, the Netherlands, Portugal, Spain, Sweden and Switzerland.

For the portion of the Field that is gender determination for social or lifestyle purposes , the Territory shall also include Japan and Australia.

Field (clause 2.1): All fields and use except:

a)	Rhesus D blood typing using real time PCR for the test in Europe; and

b)	in the territories of Japan and Australia, where the Licensee may only supply products or services using the Licensed Technology for the purposes of gender determination for social or lifestyle purposes.

9.	The parties agree that, with effect from the date of this Agreement, the definition of “Milestones and Milestone Fee” in Schedule 2 of the Licence is expanded to include the following:

Milestones and Milestone Fee (clause 8.6):

	Milestone	Milestone Fee
G	First commercial [***]	$	[	***]

GENERAL

10.	All references in the Licence to the “agreement” shall be deemed to include this Agreement.

11.	This Agreement represents the entire agreement between the parties in relation to the amendment of the Licence and all other clauses and provisions of the Licence shall remain in full force and effect.

12.	The parties to this deed do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

13.	This Agreement shall be governed and construed in all respects in accordance with the laws of England, and the English Courts shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement. The parties to this Agreement agree to submit to that jurisdiction.

AS WITNESS this agreement has been signed by the duly authorised representatives of the parties.

SIGNED for and on behalf of		SIGNED for and on behalf of
ISIS INNOVATION LIMITED:		SEQUENOM INC.:

Name:	Mr. T. Hockaday	Name:	Dereck Tatman

Position:	Executive Director	Position:	Vice President, Business Development

Signature:	/S/ T. Hockaday	Signature:	/s/ Dereck Tatman

Date:	October 19, 2006	Date:	October 19, 2006

***CONFIDENTIAL TREATMENT REQUESTED

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